UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 2007




                                Optionable, Inc.



             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                      000-51837               52-2219407
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
          incorporation)                                     Identification No.)


  555 Pleasantville Road, South Building, Suite 110 Briarcliff Manor, NY 10150



          (Address of Principal Executive Offices, Including Zip Code)


                                 (914) 773-1100



              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable



          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signature
Exhibit Index

Item 1.01. Entry into a Material Definitive Agreement
      On January 22, 2007, Optionable, Inc. (the "Company"), Mark Nordlicht, its Chairman of the Board, Kevin Cassidy, its Vice Chairman and Chief Executive Officer, and Edward O'Connor, its President (collectively, the "Founding Stockholders"), and NYMEX Holdings, Inc. (the "Investor") entered into a binding term sheet (the "Term Sheet") pursuant to which Messrs. Nordlicht, Cassidy and O'Connor have agreed to sell 7,000,000, 1,491,448 and 1,800,000 shares, respectively, of common stock of the Company, par value $0.0001 per share (the "Common Stock"), to the Investor. This aggregate of 10,291,448 shares (the "Purchased Shares") represents nineteen percent (19%) of the currently outstanding shares of Common Stock on a fully diluted basis (without giving effect to the warrant discussed below). The purchase price to be paid by the Investor for the Purchased Shares is $2.69 per share. Pursuant to the Term Sheet, the Company has agreed to issue the warrant described below to the Investor, in consideration of the Investor's agreement to engage in certain joint marketing and cobranding activities and to provide hosting of Company servers and assistance in joint technology development. In addition, the Investor and the Company agreed to certain arrangements with respect to OTC products which the Company clears through the clearport system.

      The warrant to be issued by the Company (the "Warrant") will permit the Investor to purchase a number of shares of Common Stock sufficient to increase the Investor's ownership of the Company's Common Stock to an amount not to exceed 40% of the Company's then outstanding Common Stock on a fully diluted basis, based on the assumption that the Investor has retained ownership of the Purchased Shares. The Warrant will be exercisable from time to time for a period of 18 months from the closing date of the transactions contemplated by the Term Sheet at an exercise price per share equal to $4.30 (the "Exercise Price"). The Warrant will not contain a cashless exercise feature. The Exercise Price will be subject to certain customary adjustments to protect against dilution.

      The transactions contemplated by the Term Sheet will be evidenced by definitive agreements (the "Definitive Agreements") which will contain representations, warranties, covenants, indemnities and conditions precedent customary and appropriate for this type of transaction including, but not limited to, representations, warranties, covenants and indemnities from each of the Founding Stockholders, the Company and the Investors.

      The closing of the transactions contemplated by the Term Sheet is subject to certain conditions precedent set forth in the Term Sheet, including,
      (i) the Investor being satisfied, in its sole and reasonable discretion, with its legal, accounting, regulatory, business and other due diligence investigation of the Company, which will be completed prior to the execution of the Definitive Agreements, (ii) the execution and delivery of mutually acceptable Definitive Agreements within sixty (60) days of the date of the execution of the Term Sheet, (iii) the delivery of mutually acceptable employment agreements with key Company management and executives, other than Mr. Cassidy, which will include customary non-competition and non-solicitation provisions, and the delivery of a mutually acceptable non-competition agreement with Mr. O'Connor and (iv) Mr. Nordlicht's agreement to waive any obligation on the part of the Company to make any prepayment of principal or to begin paying interest upon amounts due to Mr. Nordlicht under the Loan Agreement between him and the Company, dated March 22, 2004, as a result of any exercise by the Investor of the Warrant.

      If the Investor does not inform the Company within 3 weeks of being provided substantial access to due diligence that it is satisfied with its due diligence review and that it intends to proceed with the transaction, the Company and the Founding Stockholders will be entitled, in their sole discretion, to terminate the transaction by written notice to the Investor.

      Effective upon closing of the transactions contemplated by the Term Sheet and for so long as the Investor owns at least 5,145,724 shares of Common Stock, the Investor will be entitled to designate one (1) person (reasonably acceptable to the Company) that the Company is required to nominate as a member of the Company's board of directors (the "Investor Director"), and each of the Founding Stockholders shall be required to vote their shares in favor of the election of the Investor's designation. For so long as the Investor owns at least 5,145,724 shares of Common Stock, the Investor will be required to vote its shares in favor of each individual nominated for election as a member of the Company's board of directors by the nominating committee of the Company. For so long as the Investor owns at least 5,145,724 shares of Common Stock and subject to certain permitted threshold amounts, the consent of the Investor Director (which may not be unreasonably withheld) will be required before the Company may take certain actions including (i) issuances of shares of a class of stock ranking senior to the Common Stock, (ii) acquisitions of businesses or assets, (iii) entry into related party transactions, (iv) the payment of dividends on, or the optional redemption of, capital stock or the issuance of debt and (v) entry into any business which is not similar, ancillary or related to any of the businesses in which the Company is currently engaged.

      For so long as the Investor owns at least 5,145,724 shares of Common
      Stock: (i) each of the Founding Stockholders and the Investor will have a right of first refusal to purchase or subscribe for their pro rata percentage of shares in certain subsequent sales by the Company of Common Stock and/or certain other securities convertible into or exchangeable for Common Stock, (ii) each of the Founding Stockholders and the Investor will have certain rights of first refusal with respect to proposed sales of Common Stock by the others and (iii) before they may accept any offer by an independent third party to acquire fifty percent (50%) or more of the total voting power of the Common Stock or voting stock of the Company, the Founding Stockholders and the Company will be required to provide notice of such offer to the Investor and permit the Investor a period of 10 days to make its own offer.

      In connection with the Purchased Shares, the Company will enter into a registration rights agreement with the Investor which, among other things, will provide the Investor, subject to standard exceptions, with (i) unlimited "piggyback" rights subject to standard underwriter lock-up and cutback provisions and (ii) the right to two demand registrations for underwritten offerings or take downs off of a shelf registration statement, provided that (A) a minimum of $5,000,000 of Common Stock are offered in such a demand registration or take down and (B) the Company shall not be obligated to effectuate more than one underwritten offering pursuant to a demand registration by the Investor in any six-month period. In addition, if the Company is eligible to register its securities on Form S-3 (or any successor form then in effect), the Investor will be entitled to unlimited registrations on Form S-3 (or any successor form then in effect), including shelf registrations, provided that (x) a minimum of $5,000,000 of Common Stock are offered in such an S-3 registration and (y) the Company will not be obligated to effect more than two S-3 registrations in any twelve month period. An S-3 registration will not count as a demand registration, unless such registration is for an underwritten offering.

      The Investor will enter into a standstill agreement with the Company pursuant to which the Investor, with certain limited exceptions, will agree not to purchase any additional shares of the Company's Common Stock until the one year anniversary of the closing date of the transactions contemplated by the Term Sheet.

      The closing of the transactions contemplated by the Term Sheet is expected to occur as soon as reasonably practicable after the date of execution of the Term Sheet. The provisions of the Term Sheet are subject to, among other things, satisfactory completion of due diligence by the Investor. There can be no assurance that the transactions contemplated by the Term Sheet will close.

Item 8.01. Other Events

      On January 22, 2007, Optionable, Inc. issued a press release announcing that it entered into the Term Sheet. A copy of that press release is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

      (d) Exhibits

          The following exhibits are furnished as part of this report:


Exhibit 99.1 Press Release dated January 22, 2007, announcing that Optionable, Inc. entered into the Term Sheet

                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: January 22, 2007
                                                 Optionable, Inc.


                                                 By:    /s/ Marc-Andre Boisseau
                                                 By: Marc-Andre Boisseau
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit 99.1 Press Release dated January 22, 2007, announcing that Optionable, Inc. entered into the Term Sheet